     Exhibit 10.43

Execution Copy

27 August 2008

NET1 UEPS TECHNOLOGIES, INC.

as the Company

and

INVESTEC BANK (UK) LIMITED

as the Lender

_________________________________

CHARGE OVER DEPOSITS
_________________________________

Herbert Smith LLP

THIS DEED is made on 27 August 2008

BETWEEN:

(1)	NET1 UEPS TECHNOLOGIES INC (a company incorporated in Florida with registration number P97000041098 ) whose registered office is at 100 North Tampa, Suite 2200, Tampa, Florida (the "Company"); and

(2)	INVESTEC BANK (UK) LIMITED (the "Lender").

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions

Terms defined in the Facility Agreement shall, unless otherwise defined in this Deed or unless a contrary intention appears, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

	1.1.1	"Account" means the account of the Company with the Lender, being account number [ ], and includes any replacement account or sub-division of that account.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

"Charged Assets" means the assets charged pursuant to Clause 3.1 (Fixed Charge over Deposits).

"Facility Agreement" means the US$110,000,000 facility agreement between (among others) (1) Smartswitch Netherlands C.V. (as Borrower) and (2) the Lender dated on or about the date of this Deed.

"Deposits" means all amounts (including interest) from time to time standing to the credit of the Account and the debts represented thereby and includes all renewals and extensions thereof.

"Enforcement Date" means the date on which the Lender demands the payment or discharge of all or any of the Secured Liabilities pursuant to Clause 22.14 (Acceleration) of the Facility Agreement or, if earlier, the date on which:

		(A)	a resolution is passed or any other step is taken by the Company or its directors for the appointment of an Administrator;

		(B)	an Administrator is appointed in relation to the Company or the Lender receives notice of an intention to appoint an Administrator or files such a notice with the court;

		(C)	a petition or application for an administration order is presented in relation to the Company; or

		(D)	the date upon which the directors of the Company ask the Lender to appoint an Administrator.

"LPA" means the Law of Property Act 1925.

"Secured Liabilities" means all monies, obligations and liabilities covenanted to be paid or discharged pursuant to Clause 2 (Covenants to Pay).

"Security" means any mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect

"Security Period" means the period from the date of this Deed until the date on which the Lender has determined that all of the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"VAT" means United Kingdom Value Added Tax together with all interest and penalties relating thereto.

1.1.2	Unless a contrary intention appears, words defined in the Companies Act 1985 (as amended by the Companies Act 1989) have the same meanings in this Deed.

1.2	Construction and Third Party Rights

	1.2.1	Unless a contrary intention appears, any reference in this Deed to:

		(A)	the singular includes the plural and vice versa;

		(B)	the "Lender" shall be construed to include its successors in title, permitted assigns and permitted transferees;

		(C)	"assets" includes present and future properties, revenues and rights of every description;

(D)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

		(E)	a provision of law is a reference to that provision as amended or re- enacted;

		(F)	a Clause or a Schedule is a reference to a clause of or a schedule to this Deed;

		(G)	this Deed shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(H)

another agreement (including the Facility Agreement) shall be construed as a reference to such agreement as the same may have been modified, extended, amended, varied, supplemented or novated from time to time;

		(I)	any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset; and

		(J)	the word "including" is without limitation.

	1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3

The words "other", "or otherwise" and "whatsoever" shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.2.4	The terms of this Deed may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

1.3	Implied Covenants for Title

The obligations of the Company under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.4	Effect as a Deed

This Deed is intended to take effect as a deed notwithstanding that the Lender may have executed it under hand only.

2.	COVENANTS TO PAY

2.1	Covenant to Pay Secured Liabilities

The Company covenants that it shall on demand pay to the Lender all monies and discharge all obligations and liabilities now or hereafter due, owing or incurred by it to the Lender under or pursuant to the Finance Documents and/or this Deed in each case when the same become due for payment or discharge whether by acceleration or otherwise, and whether such monies, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; originally owing to the Lender or purchased (whether by assignment or otherwise) or acquired in any other way by it; denominated in sterling or any other currency; or incurred on any current or other banking account or in any other manner whatsoever.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay Secured Liabilities) nor the obligation to pay interest pursuant to Clause 2.3 (Interest) nor the security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant or security to be unlawful under any applicable law.

2.3	Interest

2.3.1

The Company hereby agrees to pay to the Lender, in respect of any amount demanded from it in accordance with this Deed (to the extent that interest on such amount is not otherwise being paid pursuant to any agreement between the Company and the Lender) interest from first demand by the Lender of the Company:

(A)

at the rate of interest payable or deemed to be payable by the Company in respect of the amount demanded as calculated and compounded in accordance with any agreement between the Lender and the Company with respect to such amount; or

	(B)	failing such agreement, at the rate per annum which is two percent. (2%) per annum above the interest cost to the Lender (as conclusively determined by the Lender) of funding the amount demanded, such interest being calculated daily on the basis of a 360 day year and compounded at monthly rests.

2.3.2

Such interest shall accrue due on a daily basis from the demand by the Lender until actual payment by the Company (both before and after any further demand or judgment or the liquidation of the Company).

3.	SECURITY

3.1	Fixed Charge over Deposits

The Company with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities:

	3.1.1	charges to the Lender by way of fixed charge all of the Company's rights to and title and interest from time to time to the Deposits; and

3.1.2

releases to the Lender the Deposits standing to the credit of the Account to the intent that the Deposits standing to the credit of the Account shall only be repayable to the Company to the extent that the amount thereof is greater than the ultimate unpaid amount of the Secured Liabilities.

3.2	Prohibition on Withdrawals

For so long as any of the Secured Liabilities remain outstanding the Company shall not be entitled, without the Lender's prior written consent, to withdraw any of the money standing to the credit of the Account.

3.3	Set-Off

The Lender may (but is not obliged to) set-off any matured obligation in respect of Secured Liabilities which is due and payable by the Company against any matured obligation owed by the Lender to the Company (regardless of the place of payment, booking, branch or currency of either obligation) and apply any credit balance (whether or not denominated in sterling) to which the Company is entitled on any account with the Lender in accordance with Clause 10 (Application of Monies Received Under this Deed). The Lender may, at the cost of the Company, effect any currency exchanges as the Lender considers are appropriate to implement such set-off.

4.	FURTHER ASSURANCE

The Company must promptly upon request by the Lender execute (in such form as the Lender may reasonably require) such documents (including assignments, transfers, charges, notices and instructions) in favour of the Lender or its nominees and do all such assurances and things as the Lender may reasonably require for:

	4.1.1	perfecting and/or protecting (by registration or in any other way) the security created or intended to be created by this Deed;

4.1.2

conferring upon the Lender such security as it may require over the assets of the Company outside of England and Wales which if in England or Wales would form part of or be intended to form part of the Charged Assets;

4.1.3	facilitating the realisation of all or any part of the Charged Assets; and

4.1.4	for exercising all powers, authorities and discretions conferred on the Lender pursuant to this Deed or by law.

5.	GENERAL UNDERTAKINGS WITH RESPECT TO CHARGED ASSETS

5.1	The Company undertakes to the Lender with respect to the Charged Assets:

	5.1.1	Negative Pledge

it shall not, without the prior consent in writing of the Lender, create or attempt to create or permit to subsist or arise any Security on, over or affecting the Charged Assets or any part of them;

	5.1.2	Compliance with Laws

it shall at all times comply with all laws and regulations applicable to it and will obtain and maintain in full force and effect all consents, licences, approvals or authorisations of, exemptions by or registrations or declarations with, any governmental or other authority which may at any time be required with respect to any of the Charged Assets;

	5.1.3	Subsequent Charges

subject to Clause 5.1.1 (Negative Pledge), it shall procure that any Security created by the Company after the date of this Deed (otherwise than in favour of the Lender) with respect to the Charged Assets shall be expressed to be subject to this Deed;

	5.1.4	Prejudicial Action

it shall not do or cause or permit to be done anything which may in anyway reduce, jeopardise or otherwise prejudice the value to the Lender of the Charged Assets;

	5.1.5	Consents and Other Necessary Action

it shall take all such action as may be available to it for the purpose of creating, perfecting or maintaining the security created or intended to be created pursuant to this Deed including the obtaining of any necessary consent (in form and content satisfactory to the Lender) to enable its assets to be mortgaged, charged or assigned pursuant to this Deed. Immediately upon obtaining any necessary consent the asset concerned shall become subject to the security created by this Deed. The Company shall promptly deliver a copy of each consent to the Lender.

6.	RIGHTS OF THE LENDER

6.1	Enforcement

At any time on or after the Enforcement Date the security created pursuant to this Deed shall be immediately enforceable and the Lender may in its absolute discretion and without notice to the Company or the prior authorisation of any court:

6.1.1	enforce all or any part of the security created by this Deed and take possession of or dispose of all or any of the Charged Assets in each case at such times and upon such terms as it sees fit;

6.1.2	exercise all of the powers, authorities and discretions conferred from time to time on mortgagees by the LPA (as varied or extended by this Deed) or by law;

6.1.3	call in all or any part of the Deposit at such times and in such manner and generally on such terms and conditions as the Lender may think fit; and

6.1.4

at any time to renew the Deposit for such fixed periods as the Lender may in its absolute discretion think fit and the Lender shall not be liable for any loss occasioned by the timing of the exercise of its powers under this Deed in relation to the renewal of the Deposit, fixing of interest periods, purchase of currencies or otherwise.

6.2	Restrictions on Consolidation of Mortgages

Section 93 of the LPA shall not apply to this Deed or to any sale made under it. The Lender shall have the right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time. Such power may be exercised by the Lender at any time on or after the Enforcement Date.

6.3	Restrictions on Exercise of Power of Sale

Section 103 of the LPA shall not apply to this Deed to restrict the exercise by the Lender of its power of sale which shall arise on the date of this Deed (and the Secured Liabilities shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 101 of the LPA as varied or extended by this Deed shall be immediately exercisable by the Lender at any time on or after the Enforcement Date.

6.4	No Prior Notice Needed

The powers of the Lender set out in Clauses 6.2 (Restrictions on Consolidation of Mortgages) to 6.3 (Restrictions on Exercise of Power of Sale) above may be exercised by the Lender without prior notice to the Company.

7.	EXONERATION

7.1	Exoneration

The Lender shall not be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable and the Lender shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.

7.2	Indemnity

The Lender and every attorney, delegatee, manager, agent or other person appointed by the Lender hereunder shall be entitled to be indemnified out of the Charged Assets or any part thereof in respect of all liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets or any part of them other than as caused by the gross negligence or wilful misconduct of such person. The Lender may retain and pay all sums in respect of which it is indemnified out of any monies received by it under the powers conferred by this Deed.

8.	PROTECTION OF PURCHASERS

8.1	Absence of Enquiry

No person or persons dealing with the Lender shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed. The Lender shall have the power to give effectual receipts and do all other acts necessary or desirable in connection with the Charged Assets.

9.	POWER OF ATTORNEY AND DELEGATION

9.1	Power of Attorney: General

The Company hereby irrevocably and by way of security appoints the Lender to be its attorney in its name and on its behalf and as its act and deed:

9.1.1

to execute and deliver any documents or instruments which the Lender may require for perfecting the title of the Lender to the Charged Assets or for vesting the same in the Lender, its nominee or any purchaser;

	9.1.2	to sign, execute, seal and deliver and otherwise perfect any further security document which the Company is required to enter into pursuant to this Deed;

9.1.3

otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Lender under this Deed or which the Company is required to do pursuant to this Deed or which may be deemed expedient by the Lender in connection with any preservation, disposition, realisation or getting in by the Lender of the Charged Assets or in connection with any other exercise of any other power under this Deed.

9.2	Power of Attorney: Ratification

The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 9 (Power of Attorney and Delegation) does or purports to do in exercise of the powers granted by this Clause.

9.3	Power of Attorney: General Delegation

The Lender shall have full power to delegate the powers, authorities and discretions conferred on it by this Deed (including the power of attorney) on such terms and conditions as it shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or any revocation of the delegation or any subsequent delegation.

10.	APPLICATION OF MONIES RECEIVED UNDER THIS DEED

Any monies received under the powers hereby conferred shall, subject to the repayment of any claims having priority to this Deed and to any applicable statutory requirement as to the payment of preferential debts, be applied for the following purposes and in the following order of priority:

10.1.1

in satisfaction of all costs, charges and expenses and payments (including payments made in accordance with paragraphs (i), (ii) and (iii) of section 109(8) of the LPA) relating to the Finance Documents or any enforcement of any Finance Document made or incurred by the Lender in such order as the Lender shall in its absolute discretion decide;

10.1.2

in or towards satisfaction of the Secured Liabilities which, subject to any provision to the contrary in the Facility Agreement, shall be applied in such order as the Lender shall in its absolute discretion decide; and

	10.1.3	the surplus, if any, shall be paid to the Company or other person or persons entitled to it,

save that the Lender may credit any monies received under this Deed to a suspense account for so long and in such manner as the Lender may from time to time determine and may retain the same for such period as the Lender considers appropriate.

11.	RELEASE OF SECURITY

11.1	Release

The Lender shall, at the request and cost of the Company, execute (or procure the execution by its nominee) (in each case in a form acceptable to the Lender) and do all such deeds, acts and things as are necessary to release and/or reassign the Charged Assets from the security created by or in accordance with this Deed at the end of the Security Period.

11.2	Avoidance of Payments

11.2.1

No amount paid, repaid or credited to the Lender shall be deemed to have been irrevocably paid if the Lender considers that the payment or credit of such amount is capable of being avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws.

11.2.2

If any amount paid, repaid or credited to the Lender is avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between the Lender and the Company shall be deemed not to have occurred and the Lender shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

12.	AMOUNTS PAYABLE

12.1	No Deduction

All payments to be made by the Company under this Deed shall be made without any set- off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Company is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Lender under this Deed or, if any such withholding or deduction is made in respect of any recovery under this Deed, the Company shall pay such additional amount so as to ensure that the net amount received by the Lender shall equal the full amount due to it under the provisions of this Deed had no such withholding or deduction been made.

12.2	Currency of Payment

The obligation of the Company under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by the Lender of the full amount of the currency expressed to be payable under this Deed. To the extent that there is a shortfall between the amount of receipt in one currency and the amount due under this Deed in the original currency then the Lender shall have a further separate cause of action against the Company and shall be entitled to enforce the security created over the Charged Assets to recover the amount of that shortfall.

12.3	Currency Indemnity

12.3.1

If any sum due from the Company under this Deed (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

		(A)	making or filing a claim or proof against the Company;

		(B)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

		(C)	applying the Sum in satisfaction of any of the Secured Liabilities,

the Company shall, as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

	12.3.2	The Company waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency unit other than that in which it is payable.

13.	REPRESENTATIONS AND WARRANTIES

13.1	Representations

The Company represents and warrants in favour of the Lender:

13.1.1	Status

It is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

13.1.2	Powers and Authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Deed.

13.1.3	Legal Validity

This Deed constitutes its legal, binding, valid and enforceable obligation, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) of the Facility Agreement.

13.1.4	Non-Conflict

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:

	(A)	any law or regulation or judicial or official order applicable to it; or

	(B)	its constitutional documents; or

	(C)	any material agreement or document which is binding upon it or any of its assets or result in the creation of (or a requirement for the creation of) any Security over any Charged Asset.

13.1.5	Status of Assets and Security

It is the legal and beneficial owner of the Charged Assets free from Security (other than this Deed) and this Deed confers the security it purports to confer over the Charged Assets and the security created under or pursuant to this Deed is not subject to any prior or pari passu Security and is not liable to avoidance on liquidation or bankruptcy, composition or any other similar insolvency proceedings.

13.1.6	No immunity

The execution by it of this Deed constitutes, and the exercise by it of its rights and performance of its obligations under this Deed will constitute, private and commercial acts performed for private and commercial purposes and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed.

13.1.7	Licences

It is not necessary under the laws of its jurisdiction of incorporation:

	(A)	in order to enable the Lender to enforce its rights under this Deed; or

(B)	by reason of the execution of this Deed or the performance by it of its obligations under this Deed,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation and the Lender is not and will not be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of execution, performance and/or enforcement of this Deed.

13.1.8	Jurisdiction

Its:

	(A)	irrevocable submission under this Deed to the jurisdiction of the courts of England;

	(B)	agreement that this Deed is governed by English law; and

	(C)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation and any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

13.2	Times for Making Representations and Warranties

The representations and warranties set out in this Clause are made on the date of this Deed and are deemed to be repeated each day prior to the expiry of the Security Period by reference to the facts and circumstances then existing.

14.	NEW ACCOUNTS

If the Lender receives notice of any subsequent charge or other interest affecting any part of the Charged Assets (the date of receipt of such notice being the "Notice Date") it may, without prejudice to its rights under this Deed, open a fresh account or accounts with the Company and continue any existing account in the name of the Company and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Company after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Liabilities. If the Lender fails to open a fresh account it will be deemed to have done so and any monies received or realised after the Notice Date will not reduce the Secured Liabilities outstanding on the Notice Date.

15.	MISCELLANEOUS

15.1	The Company

This Deed is binding on the successors and assigns of the Company.

15.2	Assignment and Transfer

The Company may not assign any of its rights or transfer any of its rights or obligations under this Deed. The Lender may assign and transfer all or any part of its rights and obligations under this Deed.

15.3	Disclosure

The Lender may disclose to:

	15.3.1	any of its professional advisers;

	15.3.2	any person to (or though) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under this Deed;

	15.3.3	any other person (together with professional advisers) who may have an interest in the benefits arising under this Deed and/or the Facility Agreement; and/or

	15.3.4	any other person to whom information may be required to be disclosed by any applicable law or regulation,

such information regarding the Company, the Facility Agreement and this Deed as it considers appropriate, if, in relation to Clause 15.3.2 above, the person to whom the information is to be given has entered into a confidentiality undertaking.

15.4	Remedies and Waivers Cumulative

No failure to exercise, or delay in exercising, on the part of any party to this Deed any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise, or the exercise of any other right, power or privilege. No waiver by the Lender shall be effective unless it is in writing. The rights and remedies of the Lender are cumulative and not exclusive of any rights or remedies provided by law.

15.5	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired.

15.6	Property

This Deed is and will remain the property of the Lender.

15.7	Continuing Security

This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities.

15.8	Additional Security

This Deed shall be in addition to and not be affected by any other security or guarantee now or hereafter held by the Lender for all or any part of the Secured Liabilities nor shall any such other security or guarantee of liability to the Lender of or by any person not a party to this Deed be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other security or guarantee.

15.9	Variation of Security

This Deed shall not in any way be affected or prejudiced by the Lender at any time dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any security or guarantee referred to in Clause 15.8 (Additional Security) or any rights which the Lender may at any time have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

15.10	Enforcement of Other Security

The Lender shall not be obliged to enforce any other Security it may hold for the Secured Liabilities before enforcing any of its rights under this Deed.

15.11	Perpetuity Period

If applicable, the perpetuity period under the rule against perpetuities shall be 80 years from the date of this Deed.

15.12	Redemption of Prior Incumbrances

The Lender may redeem or take a transfer of any prior Security over the Charged Assets and may agree the accounts of prior incumbrancers. An agreed account shall be conclusive and binding on the Company. Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Company to the Lender and until such payment shall form part of the Secured Liabilities.

15.13	Stamp Taxes

The Company covenants to pay to the Lender immediately on demand a sum equal to any liability which the Lender incurs in respect of stamp duty, registration fees and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Deed (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

15.14	Costs and Expenses

The Company shall promptly on demand reimburse the Lender for all costs and expenses (including legal fees) incurred by it (on a full indemnity basis together with any applicable VAT) in connection with the completion of the transactions and perfection of the security contemplated by this Deed and the exercise, preservation and/or enforcement or attempted enforcement of the security created by or contemplated by this Deed.

16.	CALCULATIONS AND CERTIFICATES

16.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Lender in connection with this Deed are prima facie evidence of the matters to which they relate.

16.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

16.3	Day Count Convention

Any interest accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

17.	NOTICES

17.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by post or fax.

17.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, fax number or department or officer as the Company may notify to the Lender by not less than five Business Days' notice.

17.3	Delivery

	17.3.1	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

		(A)	if by way of fax, when received in legible form; or

		(B)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 17.2 (Addresses), if addressed to that department or officer.

17.3.2

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

17.4	English language

	17.4.1	Any notice given under or in connection with this Deed must be in English.

	17.4.2	All other documents provided under or in connection with this Deed must be:

		(A)	in English; or

		(B)	if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts where on a single copy of the Deed.

19.	LAW

This Deed is governed by and shall be construed in accordance with English law.

20.	ENFORCEMENT

20.1	Jurisdiction of English Courts

20.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

	20.1.2	Subject to Clause 20.1.3 below, the parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Company will not:

		(A)	argue to the contrary; or

		(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

20.1.3

This Clause 20.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Lender may take:

		(A)	proceedings in any other court; and

		(B)	concurrent proceedings in any number of jurisdictions.

20.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

	20.2.1	irrevocably appoints [ ] as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

	20.2.2	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

EXECUTED AS A DEED by
NET1 UEPS TECHNOLOGIES, INC.

/s/ Herman Kotze
By: Herman Kotze
Its: Chief Financial Officer

Signature of witness

/s/ E C de Villers
Name of witness
(in BLOCK CAPITALS)

EC de Villers

Notice details for the purposes of Clause 18

Address of company:

President Place
4th Floor
Cnr Jan Smuts Avenue and Bolton Road
Rosebank
Johannesburg 2196
South Africa

Fax:	27 11 880 7080
Attention:	Mr. Herman Kotze

for and on behalf of
INVESTEC BANK (UK) LIMITED SIGNED by:

/s/ Charles Stott
Charles Stott
Authorized Signatory

/s/ Michael Kurland
Michael Kurland
Authorized Signatory

Notice details for the purposes of Clause 18

Address of company:

2 Gresham Street
London
EC2V 7QP

Fax:	+44 (0)20 7597 4070
Attention:	Kim Boatwright

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